Exhibit 10 – SEC Reference 32.1 & 32.2

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of DRS Inc. a Nevada corporation (the “Company”), on Form 10-K/A for the fiscal year ending June 30, 2010 as filed with the Securities and Exchange Commission (the “Report”), I, Daniel Mendes, President and Secretary/Treasurer of the Company, hereby certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350), that to my knowledge:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)); and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Daniel Mendes, President, Secretary/Treasurer & Director
(principal executive officer, and principal financial/accounting officer)
April 19, 2011